Exhibit 10.28
Execution Version

GWR OPERATING PARTNERSHIP, L.L.L.P.
AND
GREAT WOLF FINANCE CORP.
AND
EACH OF THE GUARANTORS PARTY HERETO
10.875% FIRST MORTGAGE NOTES DUE 2017

INDENTURE
Dated as of April 7, 2010

U.S. BANK NATIONAL ASSOCIATION
AS TRUSTEE
AND
COLLATERAL AGENT

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	10.03
	(b)(2)	7.06; 7.07
	(c)	7.06; 10.03; 13.02
	(d)	7.06
314	(a)	4.03; 13.02; 13.05
	(b)	10.02
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	10.03; 10.04; 10.05
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

Page
Section 13.03 Communication by Holders of Notes with Other Holders of Notes	112
Section 13.04 Certificate and Opinion as to Conditions Precedent	112
Section 13.05 Statements Required in Certificate or Opinion	113
Section 13.06 Rules by Trustee and Agents	113
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders	113
Section 13.08 Governing Law	113
Section 13.09 No Adverse Interpretation of Other Agreements	113
Section 13.10 Successors	114
Section 13.11 Severability	114
Section 13.12 Counterpart Originals	114
Section 13.13 Table of Contents, Headings, etc	114
Section 13.14 Conflict with Other Documents	114
Section 13.15 Waiver of Jury Trial	114

EXHIBITS

Exhibit A1 FORM OF NOTE
Exhibit A2 FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E FORM OF NOTATION OF GUARANTEE
Exhibit F FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of April 7, 2010 among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, Great Wolf Finance Corp., a Delaware corporation, the Guarantors (as defined) and U.S. Bank National Association, as trustee.
     The Issuers (as defined), the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.875% First Mortgage Notes due 2017 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person (other than the Issuers or any Subsidiary of the Company) existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person from a Person other than an Issuer or a Subsidiary of the Company.
     “Additional Collateral Assets” means assets acquired in accordance with the provisions of Section 4.10 and pledged as Collateral to secure the Notes or the Note Guarantees.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Collateral Agent.
     “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of:
     (1) 1.0% of the principal amount of the Note; or

     (2) the excess of: (a) the present value at such Make-Whole Redemption Date of (i) the redemption price of the Note at April 1, 2014 (such redemption price being set forth in the table appearing in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through April 1, 2014, (excluding accrued but unpaid interest to, but not including, the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition or transfer of any assets or rights of the Issuers or any Restricted Subsidiary (each referred to in this definition as a “disposition"); and
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares), whether in a single transaction or a series of related transactions.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (a) a disposition or transfer of cash, Cash Equivalents or Investment Grade Securities or obsolete, scrap or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition or transfer of inventory, supplies, permanent fixtures and equipment, byproducts or goods held for sale in the ordinary course of business or any disposition or transfer of assets no longer used or useful or necessary in the conduct of the business of the Issuers and their Restricted Subsidiaries;
     (b) the disposition of all or substantially all of the assets of the Issuers or a Restricted Subsidiary other than a Principal Property Subsidiary in a manner permitted by Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by Section 4.07 hereof;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $5.0 million;
     (e) any disposition of property or assets (other than Collateral) or issuance or transfer of securities (other than Collateral) by a Restricted Subsidiary to any of the Issuers or by any of the Issuers or a Restricted Subsidiary to a Restricted Subsidiary;
     (f) any disposition of Collateral, including the issuance or transfer of securities, by a Principal Property Subsidiary to another Principal Property Subsidiary;
     (g) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of assets other than Collateral for like property (excluding any boot thereon) for use in a business similar to the business of the Issuers and their Restricted Subsidiaries;
     (h) the lease or sub-lease of any real or personal property in the ordinary course of business;
     (i) any issuance or dispositions of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, to the extent not included in the Collateral;
     (j) foreclosures on (or deeds or other transfers in lieu of foreclosures) assets other than Collateral;
     (k) the unwinding of any Hedging Obligations;
     (l) the sale or grant of licenses or sub-licenses of software or intellectual property entered into in the ordinary course of business;
     (m) creation or realization of Liens that are permitted to be incurred by this Indenture;
     (n) any transfer of property or assets that represents a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim; and
     (o) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements and similar binding agreements.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a day that is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars, Canadian dollars, Japanese yen, pounds sterling, Australian dollars, euro or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than 24 months from the date of acquisition;
     (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million;

     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 12 months after the date of acquisition;
     (6) investment funds investing at least 95% of their assets in securities which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;
     (7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; and
     (8) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.
     “Cash Management Obligations” means any obligations of the Issuers, Parent Guarantors or any of the Company’s Restricted Subsidiaries in respect of any arrangement for treasury, depositary or cash management services provided to the Issuers, Parent Guarantors or any of the Company’s Restricted Subsidiaries, as applicable, in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Great Wolf Resorts or the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));
     (2) the adoption of a plan relating to the liquidation or dissolution of Great Wolf Resorts or the Company;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Great Wolf Resorts, measured by voting power rather than number of shares;
     (4) the first date upon which Great Wolf Resorts ceases to own directly or indirectly 100% of the Equity Interests in the Company;
     (5) Great Wolf Resorts or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Great Wolf Resorts or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Great Wolf Resorts or the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Great Wolf Resorts or the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or
     (6) the first day on which a majority of the members of the Board of Directors of Great Wolf Resorts are not Continuing Directors.
     Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of Great Wolf Resorts, the Company or any of their direct or indirect parent companies shall not itself be considered a “Person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Parent Guarantors, the Issuers or the Company’s Subsidiaries shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of Great Wolf Resorts or the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of Great Wolf Resorts’ or the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Great Wolf Resorts or the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “Person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
     “Clearstream” means Clearstream Banking, S.A.
     “Collateral” means (i) “Collateral” as defined in the Security Agreement, (ii) the “Mortgaged Property” under each of the Mortgages and (iii) any real or personal property on which a lien or security interest is granted under any other Collateral Documents entered into by any of the Company, any Guarantor and any Restricted Subsidiary after the date of the Indenture; provided that “Collateral” shall not include any “Excluded Assets.”
     “Collateral Agent” means U.S. National Bank Association in its capacity as collateral agent, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Collateral Asset Sale” means an Asset Sale or other transfer or disposition of any Non-Core Collateral Asset by the Company or any of the Company’s Restricted Subsidiaries.
     “Collateral Documents” means the security agreements, mortgages, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.
     “Company” means GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and any and all successors thereto.
     “Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus,
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
     (4) any expenses or charges related to any completed or uncompleted debt or equity offering, permitted acquisition or other Investment, permitted disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred under this Indenture including a refinancing thereof (in each case, whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the offering of the Notes offered hereby deducted in computing Consolidated Net Income for such period; plus
     (5) the amount of any restructuring charge, redemption premium, prepayment penalty, premium and other related fee or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (A) acquisitions after the date of this Indenture or (B) the closing or consolidation of operating facilities; plus
     (6) any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus
     (7) the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income for such period; plus
     (8) the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) (including by means of a dividend) during such period to any direct or indirect parents of the Company to the extent permitted under Section 4.13 hereof; plus
     (9) any costs or expenses incurred by the Parent Guarantors, the Company or a Restricted Subsidiary of the Company pursuant to any management equity plan, stock option plan, phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is preferred stock); plus
     (10) Expenses related to resorts under development, construction or expansion; plus
     (11) Environmental liability costs; minus

     (12) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus
     (13) the amount of any non-controlling interest income added in calculating Consolidated Net Income for such period.
in each case, without duplication and on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
     (1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) and any restructuring expenses, including any severance or separation expenses, fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs and costs related to the termination or abandonment of a proposed development shall be excluded;
     (2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (3) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of Section 4.07 hereof, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is not being enforced; provided that Consolidated Net Income of the Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (4) the cumulative effect of a change in accounting principles will be excluded;
     (5) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;
     (6) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person, in each case, other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;
     (7) any net after-tax income (loss) from Hedging Obligations or Cash Management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives

and Hedging” or other derivative instruments or from the extinguishment of Indebtedness shall be excluded;
     (8) any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP;
     (9) any net after-tax non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors, employees, managers or consultants shall be excluded;
     (10) any net after-tax gain or loss resulting in such period from (i) currency translation gains or losses or (ii) currency remeasurements of Indebtedness shall be excluded;
     (11) the recognition of non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition”; and
     (12) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles-Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;
in each case, without duplication.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “consolidated” shall have the meaning given to such term under GAAP. Notwithstanding the foregoing, for the avoidance of doubt, under no circumstances shall the joint venture owning Grand Mound (Chehalis) be consolidated with Great Wolf Resorts or the Company, unless such joint venture is a Restricted Subsidiary of the Company.
     “Creative Kingdoms” means Creative Kingdoms, LLC, a Delaware limited liability company.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers.
     “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional or other lenders providing for revolving credit loans, term loans, debt securities (including Additional Notes), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as such Credit Facility, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Facility or (2) occurs on one or more separate occasions.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuers and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means a public or private sale of Equity Interests of Great Wolf Resorts (or the direct or indirect parent of the Company) by Great Wolf Resorts or such parent company (other than Disqualified Stock and other than to a Subsidiary of Great Wolf Resorts).
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Event of Loss” means, with respect to any Principal Property, whether in respect of a single event or a series of related events, any of the following:
     (1) any loss or damage of such Principal Property as a result of fire or casualty or destruction of such Principal Property;
     (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Principal Property, or confiscation of such Principal Property or the requisition of the use of such Principal Property; or
     (3) any settlement in lieu of clause (2) above.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” means the collective reference to (i) any interest in real property (other than Principal Properties and certain real property owned by Issuers or the Guarantors and set forth on a schedule to this Indenture) if the greater of the cost, Fair Market Value and the book value of such interest is less than $300,000; (ii) any asset to the extent that the grant of a security interest in such asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law; (iii) any right, title or interest in any permit, lease, license, contract or agreement held by any grantor or to which any grantor is a party or any of its right, title or interest thereunder that would otherwise constitute Collateral to the extent, but only to the extent, that (a) such a grant would, under the terms of such permit, lease, license, contract or agreement, require the consent of any Person other than the Company or any of its Subsidiaries or controlled Affiliates as a condition to the assignment thereof or to the creation by such grantor of a Lien thereon or (b) such a grant is prohibited by or in violation of (1) any law, rule or regulation applicable to such grantor or (2) a term, provision or condition of any such permit, lease, license, contract or agreement, in the case of the foregoing clauses (1) and (2), when such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, such right, title or interest in such permit, lease, license, contract or agreement shall cease to be an “Excluded Asset”; (iv) the Capital Stock of the Issuers, Parent Guarantors or any Subsidiary of the Company; (v) any asset of any Principal Property Subsidiary that is subject to a Permitted Lien referred to in clauses (2), (3) or (5) of the definition thereof and any replacement of such Liens pursuant to clause (11) of the definition thereof to the extent the documents relating to such Permitted Lien would not permit such asset to be subject to the Liens created under the Collateral Documents; provided, that immediately upon the ineffectiveness, lapse or termination of any such restriction, such asset shall cease to be an “Excluded Asset”; (vi) any motor vehicles, vessels and aircraft or other property subject to a certificate of title statute of any jurisdiction; (vii) assets located outside of the United States to the extent a Lien on such assets cannot be created and perfected under United States federal or state law; (viii) applications for any trademarks that have been filed with the U.S. Patent and Trademark Office on the basis of an “intent to use” with respect to such trademarks; and (ix) any intercompany debt obligations.
     “Existing Indebtedness” means all Indebtedness of the Parent Guarantors, the Issuers and the Company’s Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the relevant period or subsequent to such period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Fixed Charges and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of such period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of such period (it being understood that whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by the Chief Financial Officer of the Company);

     (2) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such period;
     (3) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such period;
     (4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);
     (5) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Chief Financial Officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP;
     (6) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
     (7) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

     “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.
     “Foxwoods Joint Venture” means a proposed joint venture between Great Wolf Resorts (or its Affiliates) to develop and operate a new Great Wolf Lodge resort with the Mashantucket Pequot Tribal Nation (Western) (or its Affiliates) to be located on tribal-owned land near the tribe’s southeast Connecticut reservation and the Foxwoods Resort Casino.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture, except that if the Company notifies the Trustee in writing and the Company or Great Wolf Resorts is reporting its financial results based on IFRS in the reports it files with the SEC, GAAP shall mean IFRS (except where the context requires otherwise); provided that the Company shall not be entitled to make the foregoing election on more than one occasion. In the event the Company makes such election, (i) Great Wolf Resorts shall present comparative financial statements also in accordance with IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared in accordance with IFRS; (ii) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS; (iii) the reports filed under Section 4.03 hereof may contain financial statements prepared in accordance with IFRS, as in effect from time to time, to the extent permitted by the rules and regulations of the SEC; and (iv) any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Grand Mound (Chehalis)” means the Great Wolf Lodge resort in Grand Mound, Washington that is owned by CTGW LLC, a joint venture with The Confederated Tribes of the Chehalis Reservation.
     “Grand Mound (Chehalis) Joint Venture” means CTGW LLC, a Delaware limited liability company, or any successor entity that owns Grand Mound (Chehalis).
     “Grand Mound (Chehalis) Mortgage Loan” means that certain construction loan, dated as of July 27, 2007, in the original maximum principal amount of $102,000,000 by Marshall Financial Group LLC to CTGW LLC, and secured by Grand Mound (Chehalis).

     “Grapevine Property” means the Company’s Great Wolf Lodge resort in Grapevine, Texas, including without limitation the real property, improvements, fixtures and other material assets, owned by Great Wolf Lodge of Grapevine, LLC or its Subsidiaries, related to such resort or used or useful in connection therewith.
     “Great Wolf Finance” means Great Wolf Finance Corp., a Delaware corporation, and any and all successors thereto.
     “Great Wolf Resorts” means Great Wolf Resorts, Inc., a Delaware corporation, and any and all successors thereto.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantor Payments” means with respect to an LTM Period, the amount of cash paid during such LTM Period by the Company or the Subsidiary Guarantors on behalf of Non- Guarantor Restricted Subsidiaries in respect of operating expenses, interest payments and capital expenditures of the Non-Guarantor Restricted Subsidiaries plus an amount equal to the amount of corporate overhead recorded during the LTM Period that is allocable to the Non-Guarantor Subsidiaries, based on the percentage of consolidated revenue during the LTM Period that was contributed by the Non-Guarantor Restricted Subsidiaries.
     “Guarantors” means the Parent Guarantors and the Subsidiary Guarantors.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered on the Registrar’s books.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in the effect at the time of the Company’s election to use IFRS.

     “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that (i) does not possess any of the Collateral, (ii) whose total assets, as of that date, are less than $100,000 and (iii) whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Parent Guarantors or the Company.
     “Incidental Liens” means Permitted Liens under clauses (1), (2), (3), (5), (6), (10), (11), (14), (24), (25) and (27) of the definition thereof.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 825-10-25 “Fair Value Option” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $230,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means Deutsche Bank Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc.

     “Institutional Accredited Investor” means an institution that is an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.
     “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);
     (2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;
     (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and
     (4) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of joint ventures, loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d) hereof less the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(d) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Issuers” means the Company and Great Wolf Finance.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, deed of trust, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “LTM Period” means:
     (1) with respect to an Investment occurring on or after the first anniversary of the date of this Indenture, the twelve completed calendar months preceding the date of such Investment for which internal financial statements are available; and
     (2) with respect to an Investment occurring before the first anniversary of the date of this Indenture, the calendar months completed during the period beginning January 1, 2010 and ending on the date of such Investment for which internal financial statements are available.
     "Mason Property” means the Company’s Great Wolf Lodge resort in Mason, Ohio, including without limitation the real property, improvements, fixtures and other material assets, owned by Mason Family Resorts, LLC or its Subsidiaries, related to such resort or used or useful in connection therewith.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage Loan Borrower” means a Person who is an obligor on debt secured by a mortgage on the real property held by such Person and/or security interests in the other assets held by such Person, which debt is without recourse (other than customary non-recourse and environmental guarantees or indemnities) to the assets of the Issuers or the Subsidiary Guarantors.
     “Mortgages” means each of the mortgages and deeds of trust dated as of the date hereof pursuant to which a Lien is granted in favor of the Collateral Agent in real property owned by any Principal Property Subsidiary, as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Net Loss Proceeds” means the aggregate cash and Cash Equivalents received by the Issuers or any of their Subsidiary Guarantors in respect of any Event of Loss (including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment), net of:
     (1) the reasonable out-of-pocket direct costs relating to such Event of Loss (including, without limitation, legal, accounting, appraisal and insurance adjuster fees);
     (2) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements;
     (3) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.
     “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

     (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;
     (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;
     (3) amounts required to be applied to the repayment of Indebtedness secured by, or directly related to, the asset or assets that were the subject of such Asset Sale;
     (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale;
     (5) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon; and
     (6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee.
     “Non-Collateral Asset Sale” means an Asset Sale other than an Asset Sale of Collateral.
     “Non-Core Collateral Asset” means (i) the Undeveloped Land and (ii) those other assets of the Principal Property Subsidiaries that are not real property or buildings thereon.
     “Non-Guarantor Restricted Subsidiaries” means Restricted Subsidiaries that are not Subsidiary Guarantors.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Issuers nor any of the Company’s Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; or
     (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of the Company’s Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this

Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice-President or other Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.
     “Parent Guarantors” means Great Wolf Resorts and GWR OP General Partner, LLC, a Delaware limited liability company, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).
     “Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Indenture.
     “Permitted Collateral Liens” means:
     (1) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (plus improvements and accessions to such property, or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
     (2) Liens on accounts holding Net Loss Proceeds or Net Proceeds from a Collateral Asset Sale to secure the performance of bids, tenders, contracts or similar obligations in respect of construction, replacement, rebuilding or repair of assets that will become Collateral;
     (3) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof);
     (4) Liens existing on the date of this Indenture;
     (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP, as in effect from time to time, has been made therefor;
     (6) Liens imposed by law, such as carriers’, warehousemen’s and landlord’s Liens, in each case, incurred in the ordinary course of business;
     (7) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or other non-monetary encumbrances, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (8) Liens created for the benefit of (or to secure) the Initial Notes (or the Note Guarantees in respect thereof) and any Exchange Notes issued under the Registration Rights Agreement in respect thereof (and any Note Guarantees in respect of such Exchange Notes) and not to secure any Additional Notes or Note Guarantees issued to guarantee any Additional Notes;
     (9) Liens to secure Permitted Refinancing Indebtedness permitted to be incurred under this Indenture that is issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuers, Parent Guarantors or any of the Company’s Restricted Subsidiaries that was permitted to be incurred by Sections 4.09(b)(4) and 4.09(b)(12) hereof; provided, however, that:
     (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount plus accrued and unpaid interest, or, if greater, the committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (10) Liens arising from filing of Uniform Commercial Code or similar state law financing statements in connection with operating leases in the ordinary course of business;
     (11) Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (12) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (13) Leases, licenses, subleases and sublicenses granted to others in the ordinary course of business of the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries;
     (14) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (16) Customary rights of setoff in respect of unpaid fees and expenses of deposit banks encumbering accounts holding Net Loss Proceeds or Net Proceeds from a Collateral Asset Sale;
     (17) other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or the ownership of any of their assets incurred in the ordinary course of business and not incurred in connection with Indebtedness, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (18) mechanics’, materialmens’ or other similar Liens arising in the ordinary course of business which are not delinquent for more than 60 days and remain payable without penalty, or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves in accordance with GAAP are being maintained; and
     (19) other Liens securing obligations that do not exceed $250,000, in the aggregate, at any one time outstanding.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Subsidiary Guarantor;
     (2) any Investment in Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company and a Subsidiary Guarantor; or
     (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor;
     (4) any Investment made as a result of the receipt of non-cash consideration from a Asset Sale that was made pursuant to and in compliance with Sections 4.10 or 4.11 hereof, or any disposition of assets not constituting an Asset Sale;

     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Great Wolf Resorts;
     (6) (a) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes; or (b) as a result of a foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.
     (7) Investments represented by Hedging Obligations;
     (8) loans or advances to directors employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $250,000 at any one time outstanding;
     (9) repurchases of the Notes and related Note Guarantees;
     (10) any guarantee of Indebtedness permitted to be incurred under Section 4.09 hereof and performance guarantees in the ordinary course of business;
     (11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;
     (12) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in one transaction or a series of related transactions not prohibited under Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (13) so long as no Event of Default has occurred and is continuing, other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed $2.5 million, net of any return of or on such Investments;
     (14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;
     (15) any Investments in receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

     (16) advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business; and
     (17) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business.
     For the avoidance of doubt, Permitted Investments in joint ventures may be direct or indirect, through an Unrestricted Subsidiary or a holding company.
     “Permitted Liens” means:
     (1) Liens in favor of the Issuers or the Subsidiary Guarantors;
     (2) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;
     (3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (plus improvements and accessions to such property, or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
     (4) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds, surety bonds, bid bonds or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations or deposits of cash or U.S. government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import duties or for the payment of rent, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof);
     (6) Liens existing on the date of this Indenture;
     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP, as in effect from time to time, has been made therefor;
     (8) Liens imposed by law, such as carriers’, warehousemen’s and landlord’s Liens, in each case, incurred in the ordinary course of business;

     (9) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or other non-monetary encumbrances, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (10) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
     (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount plus accrued and unpaid interest, or, if greater, the committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (12) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
     (13) Liens arising from filing of Uniform Commercial Code or similar state law financing statements in connection with operating leases in the ordinary course of business;
     (14) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (15) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
     (16) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (17) Leases, licenses, subleases and sublicenses granted to others in the ordinary course of business of the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries;
     (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

     (19) Liens to secure Indebtedness permitted by Sections 4.09(b)(1), 4.09(b)(11) or 4.09(b)(13) hereof;
     (20) other Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
     (26) other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (27) Liens securing (w) secured Cash Management Obligations, (x) Hedging Obligations secured by assets securing Credit Facilities, (y) any Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and (z) any Hedging Obligations meant to manage the fluctuations of commodity prices; and
     (28) mechanics’, materialmens’ or other similar Liens arising in the ordinary course of business which are not delinquent for more than 60 days and remain payable without penalty, or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves in accordance with GAAP are being maintained.

“Permitted Payments to Great Wolf Resorts” means, without duplication as to amounts:
     (1) payments to Great Wolf Resorts to permit Great Wolf Resorts to pay reasonable, accounting, legal, and other professional and administrative expenses (including franchise taxes and fees) of Great Wolf Resorts when incurred in the ordinary course and due;
     (2) payments to Great Wolf Resorts to permit Great Wolf Resorts to pay reasonable director fees and other reasonable public company expenses that are customary for public companies similar to Great Wolf Resorts;
     (3) payments to Great Wolf Resorts to permit Great Wolf Resorts to make lease payments for its corporate offices;
     (4) payments to Great Wolf Resorts of amounts due and payable under a Tax Sharing Agreement, if any; and
     (5) any “deemed dividend” for accounting purposes resulting from, or in connection with, the filing of a consolidated or combined federal income tax return by Great Wolf Resorts or any direct or indirect parent of the Company (and not involving any cash distribution from the Company except as permitted by the Tax Sharing Agreement).
     “Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or preferred stock of the Issuers, Parent Guarantors or any of the Company’s Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuers, Parent Guarantors or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes; (3) if Disqualified Stock or preferred stock is being renewed, refunded, refinanced, replaced, defeased or discharged, than such Permitted Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively;
     (4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

     (5) any Permitted Refinancing Indebtedness may not be incurred by an Issuer or a Guarantor to renew, refund, refinance, replace, defease or discharge the Indebtedness of a Person who is not an Issuer or a Guarantor.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Pittsburgh Joint Venture” means the proposed joint venture between Great Wolf Resorts (or its Affiliates) and Zamias Corporation (or its Affiliates) to develop and operate a new Great Wolf Lodge resort located adjacent to The Galleria at Pittsburgh Mills in Tarentum, Pennsylvania.
     “Principal Property” means the Williamsburg Property, Grapevine Property or Mason Property.
     “Principal Property Subsidiary” means Mason Family Resorts, LLC, a Delaware limited liability company, Great Wolf Lodge of Grapevine, LLC, a Delaware limited liability company or Great Wolf Williamsburg SPE, LLC, a Delaware limited liability company, together with all Subsidiaries of each of them, and any direct or indirect Subsidiary of the Company that owns any portion of the Principal Properties.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 7, 2010, among the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
     “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
     “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     “Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Notes.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, for purposes of the calculation of the Fixed Charge Coverage Ratio and the Senior Secured Leverage Ratio, the Issuers shall be deemed to be Restricted Subsidiaries of Great Wolf Resorts.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Security Agreement dated as of the date of this Indenture (as it may be amended, restated, supplemented or otherwise modified from time to time), entered into by and among the Principal Property Subsidiaries, each additional guarantor party thereto from time to time and the Collateral Agent.
     “Senior Secured Indebtedness” means with respect to any Person, as of any date, the total consolidated Indebtedness of such Person and its Restricted Subsidiaries that is secured by a Lien (other than a Permitted Lien pursuant to clauses (4), (7), (8), (9), (12), (13), (14), (15), (16), (17), (18), (21), (22), (23), (24), (25) and (26) of the definition of Permitted Liens, net (in the case of the calculation of the Senior Secured Indebtedness of Great Wolf Resorts) of any unrestricted cash shown on the last available quarterly consolidated balance sheet of Great Wolf Resorts and its Restricted Subsidiaries.
     “Senior Secured Leverage Ratio” means, on any date, the ratio of total Senior Secured Indebtedness on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. The Senior Secured Leverage Ratio shall be subject to the same adjustments as those specified in the second paragraph of the definition of “Fixed Charge Coverage Ratio,” to the extent applicable.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes pursuant to a written agreement, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor that is by its terms subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor pursuant to a written agreement. For the purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the Collateral held by them.
     “Subordinated Notes” means those certain junior subordinated notes of the Company issued to Trust I in March 2005 and Trust III in June 2007 under the Subordinated Notes Indentures on the terms as in effect on the date of this Indenture.
     “Subordinated Notes Indentures” means, collectively, the Trust I Indenture and the Trust III Indenture.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “Subsidiary Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Tax Sharing Agreement” means any tax allocation agreement between the Company or any of its Subsidiaries with any of the Parent Guarantors, or any other direct or indirect shareholder of the Company, in each such case with respect to tax returns reflecting the income or assets of the Company or any of its Subsidiaries, but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the lesser of (1) the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary filed returns including only the Company or its Subsidiaries, and (2) the net amount of relevant tax that Great Wolf Resorts actually owes to the appropriate taxing authority.
     “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date or, in the case of defeasance or discharge, the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2014; provided, however, that if the period from the redemption date to April 1, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trust I” means Great Wolf Capital Trust I.
     “Trust I Indenture” means the junior subordinated notes indenture between Great Wolf Resorts and JPMorgan Chase Bank, National Association, dated March 15, 2005, which provides for the issuance of its unsecured junior subordinate Notes issued to evidence loans made to Great Wolf Resorts of the proceeds from the issuance by Trust I of certain Trust I securities.
     “Trust III” means Great Wolf Capital Trust III.
     “Trust III Indenture” means the junior subordinated notes indenture between the Company and Wells Fargo Bank, N.A., dated June 15, 2007, which provides for the issuance of its unsecured junior subordinate Notes issued to evidence a loan made to Great Wolf Resorts of the proceeds from the issuance by Trust III of certain Trust III securities.
     “Trustee” means U.S. National Bank Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Undeveloped Land” means (i) those portions of the Grapevine Property known as Lot 2-R, Lot 3-R and Lot 4-R, Block 1R, (ii) the portion of the Williamsburg Property known as “Parcel D,” and (iii) any undeveloped part of the portion of the Williamsburg Property known as “Parcel A” to the extent that (a) such undeveloped part consists, on or after the date of this Indenture, of a separate real estate tax parcel and has been legally subdivided from the remainder of such “Parcel A,” and (b) such undeveloped part is not necessary for Great Wolf Williamsburg SPE LLC’s physical operation or use of the Williamsburg Property for its then current use or Great Wolf Williamsburg SPE, LLC has entered or will enter into a reciprocal easement agreement or other agreement with respect to any necessary use of such undeveloped part.

     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company (other than the Principal Property Subsidiaries or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.13 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
     “Williamsburg Property” means the Company’s Great Wolf Lodge resort in Williamsburg, Virginia, including without limitation the real property, improvements, fixtures and other material assets,

owned by Great Wolf Williamsburg SPE, LLC or its Subsidiaries, related to such resort or used or useful in connection therewith.
     “Without Recourse” means, with respect to an item of Indebtedness and assets, that such Indebtedness is without recourse to such assets, except for customary non-recourse carve-out or environmental guarantees or indemnities that have not been called; provided that, at the time any such guarantees or indemnities are called, such Indebtedness shall no longer be Without Recourse to such assets.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Acceptable Event of Loss Commitment”	4.12
“Affiliate Transaction”	4.13
“Aggregate Payments”	11.02
“Authentication Order”	2.02
“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Collateral Asset Sale Offer”	4.10
“Collateral Excess Proceeds”	4.10
“Contributing Guarantors”	11.06
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Event of Loss Offer”	4.12
“Excess Loss Proceeds”	4.12
“Excess Proceeds Offer”	3.09
“Fair Share”	11.06
“Fair Share Contribution Amount”	11.06
“Funding Guarantor”	11.06
“Funds in Trust”	8.04
“incur”	4.09
“Legal Defeasance”	8.02
“Make-Whole Redemption Date”	3.07
“Non-Collateral Asset Sale Offer”	4.11
“Non-Collateral Excess Proceeds”	4.11
“Offer Amount”	3.09
“Offer Period”	3.09
“OID Legend”	2.06
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) references to “interest” shall, without duplication, also be deemed to be references to Special Interest, unless the context otherwise requires;
     (8) references to laws and statutes shall be deemed to refer to successor laws and statutes thereto; and
     (9) references to sections of or forms or rules under the Exchange Act, the Securities Act or the TIA will be deemed to include substitute, replacement of successor sections or forms or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:
     (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
     (2) an Officers’ Certificate from the Issuers.
     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S

Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
     (3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
     At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Issuers signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03 Registrar and Paying Agent.
     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.
     The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.
     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If either of the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA §312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchangeable for Definitive Notes if:
     (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;
     (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a

Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED

TO UNDER RULE 144A(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR AN ACCREDITED INVESTOR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR AN ACCREDITED INVESTOR, RESPECTIVELY, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO INSTITUTIONAL “ACCREDITED INVESTORS” (UNDER RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2) (E) OR (2) (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE

DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
     (4) Original Issue Discount Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT 122 WEST WASHINGTON AVENUE, MADISON, WISCONSIN, 53703, ATTENTION: TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.

     (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.12, 4.17 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Issuers will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the

Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer,

exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 CUSIP Numbers.
     The Issuers in issuing the Notes may use CUSIP numbers, ISIN or Common Code numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP numbers, ISIN or Common Code numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate (except that such Officer’s Certificate may be furnished more than 60 days prior to a redemption date if it is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12) setting forth:
(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed; and

(4)	the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.
     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.
     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will provide a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Issuers default in making such redemption payment, interest or Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (8) the CUSIP number, ISIN or Common Code number, if any, listed on such notice or printed on such Notes; and
     (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is provided in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05 Deposit of Redemption or Purchase Price.
     One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased.
     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest or Special Interest, if any, to, but not including the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07 Optional Redemption.
     (a) At any time prior to April 1, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes but not including any Exchange Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 110.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption

(subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Great Wolf Resorts that are contributed to the Company; provided that:
     (1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes, but excluding any Exchange Notes) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.
     (b) At any time prior to April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (the “Make-Whole Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
     (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2014.
     (d) On or after April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
     The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10, 4.11 or 4.12 hereof, the Issuers are required to commence a Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer or Event of Loss Offer, respectively (each Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer or Event of Loss Offer is referred to in this Section 3.09 as an “Excess Proceeds Offer”), they will follow the procedures specified below.

     The Excess Proceeds Offer shall be made (i) to all Holders and (ii) if made pursuant to Section 4.11 hereof, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Excess Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if applicable, such other pari passu Indebtedness (on a pro rata basis, if applicable, based on the principal amount of Notes and, if applicable, such other pari passu Indebtedness surrendered) or, if less than the Offer Amount has been tendered, all Notes and, if applicable, other Indebtedness tendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, to, but not including the Purchase Date, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.
     Upon the commencement of an Excess Proceeds Offer, the Issuers will send a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which will govern the terms of the Excess Proceeds Offer, will state:
     (1) that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10, 4.11 or 4.12, as applicable, hereof and the length of time the Excess Proceeds Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest or Special Interest, if any;
     (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest or Special Interest, if any, after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
     (6) that Holders electing to have Notes purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) the “CUSIP” number, “ISIN” or “Common code” number, if any, listed on such notice or printed on such Notes;
     (9) that, if the aggregate principal amount of Notes and, if applicable, other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and, if applicable, such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
     (10) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to Sections 3.09, 4.10, 4.11, 4.12 or 4.17 hereof. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09, 4.10, 4.11, 4.12 or 4.17 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under any of Sections 3.09, 4.10, 4.11, 4.12 or 4.17 hereof by virtue of such compliance.

ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Issuers will pay or cause to be paid the principal of, premium, if any, interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
     The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.
Section 4.03 Reports.
     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Great Wolf Resorts will furnish to the Holders of Notes and the Trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Great Wolf Resorts were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Great Wolf Resorts were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Great Wolf Resorts’ consolidated financial statements by Great Wolf Resorts’ certified public accountants. In addition, Great Wolf Resorts will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will furnish such reports to the Trustee.
     If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, Great Wolf Resorts is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Great Wolf Resorts will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept Great Wolf Resorts’ filings for any reason, Great Wolf Resorts will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if Great Wolf Resorts were required to file those reports with the SEC. Great Wolf Resorts will not take any action for the purpose of causing the SEC not to accept any such filings.
     (b) Any information filed with, or furnished to, the SEC shall be deemed to have been furnished to the Trustee and the registered Holders of the Notes. For the avoidance of doubt, the subsequent filing or making available of any report required by this covenant shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such report within the required timeframe.
     (c) For so long as any Notes remain outstanding, if at any time Great Wolf Resorts is not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04 Compliance Certificate.
     (a) Each of the Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Company’s Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers and the Guarantors are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, interest or Special Interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

     (b) So long as any of the Notes are outstanding, the Issuers and the Guarantors will deliver to the Trustee, within 10 Business Days after any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.
Section 4.05 Taxes.
     The Issuers will pay, and the Company will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (1) such as are contested in good faith and by appropriate proceedings (provided that any reserve or other appropriate provision as is required in conformity with GAAP, as in effect from time to time, has been made therefor) or (2) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
     Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Issuers or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or the Parent Guarantors) any Equity Interests of the Company or the Parent Guarantors;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire, in each case prior to any scheduled repayment, sinking fund payment or the Stated Maturity thereof, for value any Subordinated Indebtedness other than (x) Indebtedness permitted under Section 4.09(b)(6) hereof or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
     (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing after giving effect to such Restricted Payment;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (10), (12), (15), (16), (17), (18) or (19) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (B) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus
     (C) without duplication from amounts that offset or increase the amounts able to be paid under clauses (11), (13), (15) and (19) of Section 4.07(b), 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received after the date of this Indenture by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary; plus

     (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation; plus
     (E) 100% of the aggregate amount received in cash by the Company or a Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company by means of a dividend or other distribution, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.
     (b) The preceding provisions will not prohibit:
     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company, which sale or contribution occurs within 60 days of such Restricted Payment, and the Fair Market Value of marketable securities or other property received; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(3)(B) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;
     (3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Subsidiary Guarantor with the proceeds from an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such repurchase, redemption, defeasance or other acquisition or retirement for value;
     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by, or any Restricted Payments made to, any future, current or former officer, director, consultant, manager or employee of the Company or any of its Subsidiaries, their respective estates, spouses or former spouses pursuant to any equity subscription agreement, compensation plan, stock option plan, shareholders’ agreement, any other management or employee benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000 in any calendar year);
     (6) the repurchase of Equity Interests deemed to occur upon (i) the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options or (ii) the netting of shares of restricted Equity Interests of Great Wolf Resorts (or a direct or indirect parent of the Company) delivered to employees for tax purposes;
     (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;
     (8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
     (9) so long as no default in the payment when due of interest and Special Interest, if any, on the Notes and no Event of Default has occurred and is continuing after giving effect to such payments, dividends or distributions to Great Wolf Resorts for the payment of regularly scheduled interest on the outstanding Subordinated Notes as such amounts come due under the Subordinated Notes Indentures;
     (10) Permitted Payments to Great Wolf Resorts;
     (11) so long as no Event of Default has occurred and is continuing, Investments in the Foxwoods Joint Venture or in related development or construction entities in an amount up to $25.0 million;
     (12) so long as no Event of Default has occurred and is continuing after giving effect thereto, non-cash contributions of services as equity contributions to joint ventures, including, without limitation, the Pittsburgh Joint Venture;
     (13) so long as no Event of Default has occurred and is continuing after giving effect thereto, Investments in an amount up to $4.0 million per calendar year in joint ventures that enter into customary license agreements or management agreements with the Company or any Subsidiary Guarantor pursuant to which the Company or such Subsidiary Guarantor is entitled to payment of fees; provided that the unused portion of the amount payable in any calendar year may be carried over and paid in each of the two subsequent calendar years (in addition to the amounts permitted for such calendar years);
     (14) so long as no Event of Default has occurred and is continuing after giving effect thereto, Investments in the form of loans to Creative Kingdoms in an aggregate amount of up to $1.0 million at any time outstanding;
     (15) so long as no Event of Default has occurred and is continuing after giving effect thereto, Investments in the Grand Mound (Chehalis) Joint Venture in an amount not to exceed $5.0 million plus the amount received after the date of this Indenture in respect of any return on or of any existing investment in the Grand Mound (Chehalis) Joint Venture, in connection with a refinancing of the Grand Mound (Chehalis) Mortgage Loan;
     (16) Investments in Non-Guarantor Restricted Subsidiaries (including Guarantor Payments) that, taken together with all other Investments (including Guarantor Payments) made pursuant to this clause (16) since the beginning of the LTM Period, do not exceed the aggregate amount of cash provided to the Company or the Subsidiary Guarantors by the Non-Guarantor Restricted Subsidiaries during the LTM Period;
     (17) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions in documentation governing such Subordinated Indebtedness similar to those described in Sections 4.10, 4.11, 4.12 and 4.17 hereof; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by this Indenture) shall have made any required Change of Control Offer, Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer or Event of Loss Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer or Event of Loss Offer;
     (18) so long as no Event of Default has occurred and is continuing after giving effect thereto, the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary; and
     (19) so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of this Indenture.
provided, that in the case of clauses (11), (13) and (19) of this Section 4.07(b), to the extent that a Restricted Payment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated for or repaid in the form of cash or Cash Equivalents, or principal repayments, returns of capital or subrogation recoveries are received by the Person that originally made such Restricted Payment or by the Company or any Subsidiary Guarantor in respect of such Restricted Payment, valued, in each such case at the cash or Fair Market Value of Cash Equivalents received with respect to such Restricted Payment (less the cost of disposition, if any), then the amount for such clause shall be increased without duplication by the amount so received.
     (c) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (19) of Section 4.07(b), or is entitled to be incurred pursuant to Section 4.07(a), the Company will be entitled to classify or re-classify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses of paragraph (b) or to paragraph (a) of this Section 4.07.
     (d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
     (2) this Indenture, the Notes, the Note Guarantees and the Collateral Documents;
     (3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are:
     (A) in respect of lock-box arrangements, customary and not materially more restrictive, taken as a whole, than the most restrictive lock-box arrangement in effect on the date of this Indenture; and
     (B) in respect of other restrictions not, in the good faith judgment of the Company, materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;
     (4) applicable law, rule, regulation or order;
     (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (plus improvements and accessions to such property or assets or proceeds or distributions thereof); provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (6) customary provisions in contracts, leases and licenses entered into in the ordinary course of business;
     (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in Section 4.08(a)(3) hereof;
     (8) any agreement for the sale or other disposition of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement for the sale or disposition of that Subsidiary and that restricts distributions by that Subsidiary pending its sale or other disposition;
     (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are:
     (A) in respect of lock-box arrangements, customary for such Indebtedness; and
     (B) in respect of other restrictions, not, in the good faith judgment of the Company, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (10) Liens permitted to be incurred under Section 4.14 hereof that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such assets, or proceeds or distributions thereof);
     (11) provisions limiting the disposition or distribution of assets, property or interests in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;
     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
     (13) customary due-on-sale arrangements.
Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock
     (a) The Company and the Parent Guarantors will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for Great Wolf Resorts’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Issuers or any of the Company’s Restricted Subsidiaries (other than a Principal Property Subsidiary) of Indebtedness in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the borrower) not to exceed the greater of (i) $20.0 million and (ii) the amount that would cause, immediately preceding the date on which such additional Indebtedness is incurred, the Senior Secured Leverage Ratio of Great Wolf Resorts to exceed 4.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;
     (2) the incurrence by the Issuers, the Parent Guarantors and the Company’s Restricted Subsidiaries of the Existing Indebtedness;
     (3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;
     (4) the incurrence by the Issuers, the Parent Guarantors and the Company’s Restricted Subsidiaries of Indebtedness, including by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, acquisition, development, purchase, lease, repair, addition, construction, installation or improvement of property (real or personal), plant, equipment, or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (incurred within 270 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;
     (5) the incurrence by the Issuers, the Parent Guarantors and the Company’s Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (11), (12), (13) and (15) of this Section 4.09(b);
     (6) the incurrence by the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries of intercompany Indebtedness between or among the Issuers, the Parent Guarantors and any of the Company’s Restricted Subsidiaries; provided, however, that:

     (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the relevant Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
     (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
     (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
     (8) the incurrence by the Issuers, the Parent Guarantors and the Company’s Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
     (9) the Guarantee by the Issuers or any of the Subsidiary Guarantors of Indebtedness of an Issuer or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by such Issuer or Subsidiary Guarantor under another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes in right of payment, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (10) the incurrence by the Issuers, the Parent Guarantors and the Company’s Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;
     (11) the incurrence by the Company’s Subsidiary that owns the Pocono Mountains resort of Indebtedness in the form of a loan with mortgaged property as collateral in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed the amount that would cause, immediately preceding the date on which such additional Indebtedness is incurred, the Senior Secured Leverage Ratio of such Subsidiary to exceed 5.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;
     (12) the incurrence by the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries of Acquired Debt (except to the extent such Acquired Debt was incurred in connection with or in contemplation of such acquisition);
     (13) the incurrence by direct and indirect Foreign Subsidiaries of the Company in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $10.0 million;
     (14) the incurrence by the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
     (15) the incurrence by the Issuers, the Parent Guarantors or any of the Company’s Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $5.0 million;
     (16) incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of (i)), and (ii) the maximum assumable liability in respect of all such Indebtedness (other than liability for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition; and
     (17) incurrence by the Issuers or any of the Company’s Restricted Subsidiaries of Indebtedness supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit.
     (c) Notwithstanding anything to the contrary, the following shall not be deemed to be Indebtedness for purposes of Section 4.09(a): (i) each Guarantee by Great Wolf Resorts of Indebtedness (unless Great Wolf Resorts is required to perform under such Guarantee, either in whole or in part, in which case the principal amount guaranteed shall be deemed to be Indebtedness of Great Wolf Resorts for purposes of a subsequent incurrence of Indebtedness, although the incurrence thereof shall not be deemed to be an “incurrence” for purposes of this covenant), (ii) each customary non-recourse carve-out guarantee or indemnity by Great Wolf Resorts, (iii) each completion guarantee by Great Wolf Resorts and (iv) each environmental guarantee or indemnity by Great Wolf Resorts.

     (d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant (based on circumstances existing at the time of such reclassification). The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of Great Wolf Resorts as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuers, Parent Guarantors or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     (e) The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)	the Fair Market Value of such assets at the date of determination; and

(B)	the amount of the Indebtedness of the other Person.
Section 4.10 Collateral Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate a sale of a Principal Property other than a Collateral Asset Sale.
     (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale of any Collateral, unless:
     (1) the asset or property sold, leased, conveyed or otherwise disposed of is a Non-Core Collateral Asset;
     (2) the Company or the applicable Principal Property Subsidiary, as the case may be, receives consideration at the time of the Collateral Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Collateral Asset Sale) of the assets sold or otherwise disposed of; and

     (3) at least 75% of the consideration received in the Collateral Asset Sale by the Company or such Principal Property Subsidiary is in the form of cash or Cash Equivalents.
     (c) Within 365 days after the receipt of any Net Proceeds from a Collateral Asset Sale, the Company (or the applicable Principal Property Subsidiary, as the case may be) may apply such Net Proceeds:
     (1) to purchase Additional Collateral Assets;
     (2) to make capital expenditures at any of the Principal Properties that will become Additional Collateral Assets; or
     (3) to repurchase a portion of the Notes otherwise in accordance with the provisions of this Indenture.
     (d) Pending their application, all Net Proceeds from a Collateral Asset Sale will be invested in Cash Equivalents. Such Cash Equivalents will be held in an account in which the Trustee will be granted a perfected first priority security interest for the benefit of the Holders of the Notes; provided that unless the aggregate of Net Proceeds from Collateral Asset Sales and Net Loss Proceeds equals or exceeds $2.5 million outstanding at any one time, such proceeds shall not be required to be held in such an account. Such Net Proceeds may be used by the Company (or the applicable Principal Property Subsidiary, as the case may be) to pay for or reimburse the Company (or the applicable Principal Property Subsidiary, as the case may be) for either (i) the actual cost of a permitted use of Net Proceeds as provided Section 4.10(c) hereof, or (ii) the Collateral Asset Sale Offer, in accordance with the terms of the Collateral Documents. The Company (or the applicable Principal Property Subsidiary, as the case may be) will grant to the Trustee, on behalf of the Holders of the Notes, a perfected first priority security interest on any property or assets (subject to Permitted Collateral Liens) purchased with such Net Proceeds on the terms set forth in this Indenture and the Collateral Documents.
     (e) Any Net Proceeds from Collateral Asset Sales that are not applied or invested as provided in Section 4.10(c) hereof will constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $10.0 million, within ten Business Days thereof, the Company will make an offer (a “Collateral Asset Sale Offer”) in accordance with Section 3.09 hereof to all Holders of Notes to purchase, prepay or redeem the maximum principal amount of Notes, together with any accrued and unpaid interest thereon and Special Interest, if any, that may be purchased with such Collateral Excess Proceeds. If the Company makes a Collateral Asset Sale Offer prior to the 365-day deadline specified in Section 4.10(c) hereof with respect to any Net Proceeds from a Collateral Asset Sale, the Company’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Collateral Asset Sale Offer. The offer price in any Collateral Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Collateral Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, the Company may use those Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Collateral Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds will be reset at zero.

     (f) For the avoidance of doubt, as used in paragraphs (b) through (e) of this Section 4.10, the term “Collateral Asset Sale” shall only mean an Asset Sale of any Non-Core Collateral Asset by the Company or any of the Company’s Restricted Subsidiaries and shall not include any other transfer or disposition of any Non-Core Collateral Asset.
Section 4.11 Non-Collateral Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate a Non-Collateral Asset Sale unless:
     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Non-Collateral Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Non-Collateral Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
     (A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries, including those that are transferred with a Subsidiary (in the case of a Subsidiary that is disposed of in an Asset Sale) (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are (i) assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability or (ii) transferred with a Subsidiary in such Asset Sale and with respect to which neither the Company nor any of its Restricted Subsidiaries are liable following such transfer;
     (B) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion within 180 days following the closing of such Non-Collateral Asset Sale;
     (C) any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Non-Collateral Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $20.0 million and (ii) 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration received pursuant to this clause (C) being measured at the time received and without giving effect to subsequent changes in value); and
     (D) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.11(b) hereof.
Notwithstanding the foregoing, the Parent Guarantors and the Company will not, and the Company will not permit its Subsidiaries to, issue, sell, convey or otherwise transfer any of the Equity Interests in any of the Principal Property Subsidiaries.

     (b) Within 365 days after the receipt of any Net Proceeds from a Non-Collateral Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
     (1) to prepay permanently, repay permanently or repurchase and retire or cancel any senior Indebtedness (including the Notes, other Indebtedness that is pari passu in right of payment with the Notes and the Note Guarantees or Indebtedness under any Credit Facility) and permanently reduce commitments with respect thereof;
     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
     (3) to make a capital expenditure;
     (4) to acquire other assets, including Permitted Investments, that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
     (5) to repurchase a portion of the Notes otherwise in accordance with the provisions of this Indenture.
Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (c) Any Net Proceeds from Non-Collateral Asset Sales that are not applied or invested as provided in Section 4.11(b) will constitute “Non-Collateral Excess Proceeds”; provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Non- Collateral Excess Proceeds exceeds $10.0 million, within 30 days thereof, the Company will make an offer (a “Non-Collateral Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Non-Collateral Excess Proceeds. If the Company makes a Non-Collateral Asset Sale Offer prior to the 365-day deadline specified in Section 4.11(b) with respect to any Net Proceeds from a Non-Collateral Asset Sale, the Company’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Non-Collateral Asset Sale Offer. The offer price in any Non-Collateral Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Non-Collateral Excess Proceeds remain after consummation of a Non-Collateral Asset Sale Offer, the Company may use those Non-Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Non-Collateral Asset Sale Offer exceeds the amount of Non-Collateral Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Non-Collateral Asset Sale Offer, the amount of Non-Collateral Excess Proceeds will be reset at zero.
Section 4.12 Events of Loss.
     (a) In the case of an Event of Loss with respect to any Principal Property, the Company or the affected Principal Property Subsidiary, as the case may be, shall, within 365 days following the receipt of any Net Loss Proceeds received from such Event of Loss apply such Net Loss Proceeds to:
     (1) rebuild, repair, replace or construct improvements to (or enter into a binding agreement to do so within 365 days after the execution of such agreement) the affected Principal Property (an “Acceptable Event of Loss Commitment”); provided that the Company or the affected Principal Property Subsidiary, as the case may be, shall be allowed, in the course of rebuilding, replacement or construction of improvements to make alterations not prohibited under the terms of this Indenture and the Collateral Documents;
     (2) purchase Additional Collateral Assets;
     (3) make capital expenditures at any of the Principal Properties that will become Additional Collateral Assets; or
     (4) repurchase a portion of the Notes as set forth below,
provided that in the event any Acceptable Event of Loss Commitment is later cancelled or terminated for any reason before the Net Loss Proceeds are applied in connection therewith and the Company has not replaced such Acceptable Event of Loss Commitment with a substantially similar commitment within ten Business Days, or such Net Loss Proceeds are not actually so applied as specified in clause (1) under this Section 4.12(a) by the end of such one-year period, then such Net Loss Proceeds shall be applied to repurchase the Notes. If a repair, rebuilding, replacement or construction of improvements is made to the affected Principal Property before the Net Loss Proceeds are received, an amount of Net Loss Proceeds equal to the amount expended to make such repair, rebuilding, replacement or construction of improvements shall be deemed applied in accordance with clause (1) under this Section 4.12(a). The Company or the affected Principal Property Subsidiary shall notify the Trustee and Collateral Agent in writing within ten Business Days after the receipt of Net Loss Proceeds equal to or greater than $2.5 million.
     (b) Any Net Loss Proceeds that are not reinvested as provided Section 4.12(a) hereof will be deemed “Excess Loss Proceeds.” Within 30 days following the earlier of the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million the Company will make an offer (an “Event of Loss Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. If the Company makes an Event of Loss Offer prior to the 365-day deadline specified in Section 4.12(a) hereof with respect to any Net Loss Proceeds from an Event of Loss, the Company’s obligations with respect to such Net Loss Proceeds under this Section 4.12 shall be deemed satisfied after completion of such Event of Loss Offer. The offer price in any Event of Loss Offer will be 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of purchase and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the applicable entity may use those Excess Loss Proceeds for any general corporate purpose not prohibited by this Indenture and the

Collateral Documents. If the aggregate principal amount of Notes tendered in such Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes to be purchased as described in Section 3.02 hereof. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.
     (c) Pending their application, all Net Loss Proceeds will be invested in Cash Equivalents. Such Cash Equivalents will be held in an account in which the Trustee will be granted a perfected first priority security interest for the benefit of the Holders of the Notes; provided that unless the aggregate of Net Proceeds from Collateral Asset Sales and Net Loss Proceeds equals or exceeds $2.5 million outstanding at any one time, such proceeds shall not be required to be held in such an account. These funds and securities will be released to the Company (or the applicable Restricted Subsidiary, as the case may be) to pay for or reimburse the Company (or the applicable Restricted Subsidiary, as the case may be) for either (i) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (ii) the Event of Loss Offer, in accordance with the terms of the Collateral Documents. The Company (or the applicable Principal Property Subsidiary, as the case may be) will grant to the Trustee, on behalf of the Holders of the Notes, a perfected first priority security interest (subject to Permitted Collateral Liens) on any property or assets rebuilt, repaired, replaced, constructed or purchased with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.
Section 4.13 Transactions with Affiliates.
     (a) The Parent Guarantors and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or the Parent Guarantors (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
     (1) the Affiliate Transaction is on terms that are not materially less favorable to the Parent Guarantors, the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Parent Guarantors, the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent Guarantors, the Company or such Restricted Subsidiary, as applicable; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of Great Wolf Resorts set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Great Wolf Resorts.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a) hereof:
     (1) any reasonable and customary compensatory agreement, benefit plan, indemnification agreement or any similar arrangement entered into by the Parent Guarantors, the Company or any of its Restricted Subsidiaries with any director, manager, officer, employee or consultant of such entity and payments pursuant thereto;
     (2) transactions between or among the Parent Guarantors, the Issuers and/or the Company’s Restricted Subsidiaries;

     (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Parent Guarantors or the Company solely because the Parent Guarantors or the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (4) payment of reasonable and customary fees and reimbursements of expenses of, and payment of indemnities to, (pursuant to indemnity arrangements or otherwise) officers, directors, employees, managers or consultants of the Parent Guarantors, the Company or any of its Restricted Subsidiaries;
     (5) Restricted Payments and Permitted Investments that do not violate Section 4.07 hereof;
     (6) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company or the Parent Guarantors to any director, manager, officer, employee or consultant of the Parent Guarantors, the Company or the Company’s Subsidiaries (or their estates, spouses or former spouses);
     (7) transactions in which the Parent Guarantors, the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent Guarantors, the Company or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of Section 4.13(a)(1) hereof;
     (8) transactions with suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Parent Guarantors, the Company and the Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management of Great Wolf Resorts, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (9) any agreement, instrument or arrangement as in effect as of the date of this Indenture, or any amendment thereto (so long as any such amendment is not more disadvantageous to the Holders when taken as a whole in any material respect than the applicable agreement as in effect on the date of this Indenture, as determined in good faith by the Company);
     (10) any transaction with an Affiliate in which the consideration paid by the Parent Guarantors, the Company or any Restricted Subsidiary consists only of Equity Interests (other than Disqualified Stock) of the Parent Guarantors or the Company, as applicable;
     (11) any merger, consolidation or reorganization of the Parent Guarantors or the Company with an Affiliate of the Parent Guarantors or the Company, as applicable, solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Parent Guarantors or the Company in a new jurisdiction;
     (12) payments to or from, and transactions with, any joint venture in the ordinary course of business;
     (13) any transaction pursuant to which Great Wolf Resorts or an Affiliate thereof provides the Issuers or their Restricted Subsidiaries, at their request and at the cost to Great Wolf Resorts or such Affiliate, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services; and
     (14) transactions with Great Wolf Finance that are incidental to its role as a co-issuer of the Notes or obligor under any other Indebtedness permitted to be incurred pursuant to Section 4.22 hereof.
Section 4.14 Liens.
     The Parent Guarantors and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (i) on any Collateral now owned or hereafter acquired, except Permitted Collateral Liens, and (ii) on any asset other than Collateral, except Permitted Liens. Notwithstanding the foregoing, except to secure the Notes and the Notes Guarantees, (i) the Parent Guarantors shall not create or permit to exist any Lien to secure Indebtedness for borrowed money on, or pledge, their Equity Interests in the Company and (ii) the Company and each Subsidiary shall not create or permit to exist any Lien to secure Indebtedness for borrowed money on, or pledge, its Equity Interests in any Principal Property Subsidiary or in Great Wolf Finance. Great Lakes Services, LLC shall not create or permit to exist any Lien on its assets or pledge its assets, in each case, to secure Indebtedness for money borrowed other than (i) Liens to secure Obligations under Indebtedness permitted by Section 4.09(b)(1) or (ii) Incidental Liens.
Section 4.15 Business Activities.
     The Parent Guarantors and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.16 Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)	its partnership existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)	the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than Great Wolf Finance), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.17 Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to make an offer (a “Change of Control Offer”), in accordance with this Section 4.17, to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof)

of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will provide a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is provided (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest and Special Interest, if any;
     (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Special Interest, if any, after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     On the Change of Control Payment Date, all Notes repurchased by the Issuers shall be delivered to the Trustee for cancellation, and the Issuers shall pay the repurchase price plus accrued and unpaid interest and Special Interest, if any, to the Holders entitled thereto.
     (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.
     The Paying Agent will promptly provide (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and provide (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.
     (c) Notwithstanding anything to the contrary in this Section 4.17, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 4.17 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control.
Section 4.18 No Layering of Debt.
     The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
Section 4.19 Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement or is paid to all Holders of the Notes.
Section 4.20 Additional Note Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Mortgage Loan Borrower) after the date of this Indenture, then the Company will cause such newly acquired or created Domestic Subsidiary to provide a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days after the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such supplemental indenture is attached as Exhibit F hereto. Notwithstanding the foregoing, each of the following Subsidiaries of the Company (and each of their Subsidiaries) shall not be required to become a Guarantor, unless otherwise required to become a Guarantor pursuant to Section 10.11 hereof: (i) Great Wolf Lodge of the Carolinas LLC, a Delaware limited liability company, (ii) Great Wolf Kansas SPE LLC, a Delaware limited liability company, (iii) Great Wolf Traverse SPE LLC, a Delaware limited liability company, (iv) Great Wolf Lodge of the Poconos LLC, a Delaware limited liability company, (v) Blue Harbor Resort Sheboygan LLC, a Wisconsin limited liability company, and (vi) Great Wolf Lodge of Chehalis LLC, a Delaware limited liability company.
Section 4.21 Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of Great Wolf Resorts may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will (i) the business or Principal Properties currently operated by the Principal Property Subsidiaries be transferred to or held by an Unrestricted Subsidiary or (ii) any Principal Property Subsidiary be designated as an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Great Wolf Resorts may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the date of this Indenture will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Great Wolf Resorts giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuers will be in default of such covenant. The Board of Directors of Great Wolf Resorts may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.
     Great Wolf Development Connecticut LLC and GWF Connecticut LLC, each a Delaware limited liability company, shall be Unrestricted Subsidiaries as of the date of this Indenture.
Section 4.22 Restrictions on Activities of Great Wolf Finance.
     Great Wolf Finance will not hold any material assets, hold any Equity Interests, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Great Wolf Finance may incur Indebtedness to the extent that it is a co-obligor with respect to Indebtedness that the Company is permitted to incur under this Indenture, but only if the Net Proceeds of such Indebtedness are received by the Company or one or more of the Company’s Wholly Owned Restricted Subsidiaries other than Great Wolf Finance.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of Assets.
     (a) Each Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not each Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Company’s Restricted Subsidiaries, as applicable, in each case taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
     (A) such Issuer is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
     (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture, the registration rights agreement and the Collateral Documents (to the extent that such Issuer was a party thereto immediately prior to such transaction) pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) Great Wolf Resorts or the Person formed by or surviving any such consolidation or merger (if other than Great Wolf Resorts or the Issuers), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) have had a Fixed Charge Coverage Ratio greater than or equal to the actual Fixed Charge Coverage Ratio for Great Wolf Resorts for such four quarter period prior to giving pro forma effect to such transactions.
     (b) Each Parent Guarantor will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not each Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Guarantors and their Subsidiaries, as applicable, in each case taken as a whole, in one or more related transactions, to another Person, unless:

     (1) either:
     (A) such Parent Guarantor is the surviving Person; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Parent Guarantor under its Note Guarantee, this Indenture, the registration rights agreement and the Collateral Documents (to the extent the relevant Parent Guarantor was a party thereto immediately prior to such transaction) pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (4) Great Wolf Resorts or the Person formed by or surviving any such consolidation or merger (if other than Great Wolf Resorts or the Issuers), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) have had a Fixed Charge Coverage Ratio greater than or equal to the actual Fixed Charge Coverage Ratio for Great Wolf Resorts for such four quarter period prior to giving pro forma effect to such transactions.
     In addition, neither Parent Guarantor nor the Company will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     (c) This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company, the Parent Guarantors and the Company’s Restricted Subsidiaries. Clauses (3) and (4) of each of paragraphs (a) and (b) of this Section 5.01 will not apply to any merger or consolidation of Great Wolf Resorts or the Company with or into (i) one of its Restricted Subsidiaries for any purpose or (ii) an Affiliate solely for the purpose of reincorporating Great Wolf Resorts or the Company, as applicable, in another jurisdiction.
Section 5.02 Successor Corporation Substituted.
     (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of either Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Great Wolf Finance” shall refer instead to the successor Person and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes except in the case of a sale of all of such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
     (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of either Parent Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Parent Guarantor, such successor Person will succeed to and be substituted for such Parent Guarantor with the same effect as if it had been named herein as such Parent Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due and payable of interest and Special Interest, if any, on the Notes;
     (2) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries to comply with its obligations under Section 4.17 or Section 5.01 hereof;
     (4) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with its obligations under any of the other agreements in this Indenture or the Collateral Documents;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantors, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantors, the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
     (A) is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

     (B) results in the acceleration of such Indebtedness prior to its express maturity,
(other than Indebtedness of a Restricted Subsidiary of the Company that upon such default or acceleration is Without Recourse to the assets of the Parent Guarantors, the Company or any of its other Restricted Subsidiaries except for a bankruptcy-remote special-purpose entity that is a direct obligor under such Indebtedness) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default for failure to pay principal at the stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;
     (6) failure by the Parent Guarantors, the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (net of amounts covered by insurance), which final judgments are not paid, discharged or stayed for a period of more than 60 days;
     (7) (i) breach by the Company or any of its Restricted Subsidiaries of any material representation, warranty or agreement in the Collateral Documents for 60 days after notice to the Company by the Trustee or Collateral Agent or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class (unless otherwise provided in the Collateral Documents); (ii) any security interest created by the Collateral Documents with regard to the Collateral ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents) with respect to Collateral having a Fair Market Value in excess of $5.0 million, or an assertion by the Company or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of $5.0 million is not subject to a valid, perfected first priority security interest (except as permitted by the terms of this Indenture or the Collateral Documents and except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make any filings, renewals or continuations (or other equivalent filings) which the Company has indicated in the perfection certificate or other written communications to the Trustee are required to be made or the failure of the Trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory Collateral pledged under the Collateral Documents); or (iii) the repudiation by the Company or any of its Restricted Subsidiaries of any of their material obligations under the Collateral Documents;
     (8) except as permitted by this Indenture (including, without limitation, in connection with the release of such Note Guarantee as permitted under this Indenture or the discharge or defeasance of this Indenture), any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
     (9)
     (A) the Company, the Parent Guarantors or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property,
     (iv) makes a general assignment for the benefit of its creditors,
     (v) takes any comparable action under any foreign laws relating to insolvency, or
     (vi) is generally unable to pay its debts as they become due; or
     (B) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for 60 consecutive days) under any Bankruptcy Law that:
     (i) is for relief against the Company, the Parent Guarantors or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case,
     (ii) appoints a custodian of the Company, the Parent Guarantors or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, the Parent Guarantors or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary,
     (iii) orders the winding up or liquidation of the Company, the Parent Guarantors or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, or
     (iv) any similar relief is granted under any foreign laws and the provisions of this clause (9).
Section 6.02 Acceleration.
     In the case of an Event of Default specified in clause (9) of Section 6.01 hereof, with respect to the Parent Guarantors, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company.
     Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, interest or Special Interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
     Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
Section 6.04 Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive, subject to Section 9.02(b) and 9.02(c), any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest or Special Interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
     No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, interest or Special Interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, interest and Special Interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee and the Collateral Agent, their agents and attorneys for amounts due under Section 7.07 hereof and the applicable Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Special Interest, if any, respectively; and
     Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
Section 6.12 Exercise of Remedies by Collateral Agent
     The Collateral Agent may exercise any and all other remedies available to it under the Collateral Documents.

ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not verify any mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee reasonable indemnity and security satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.02(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.
     (h) Delivery of such reports, information and documents to the Trustee described in Section 4.03 of this Indenture is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
     (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will provide to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will provide to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also provide all reports as required by TIA §313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be provided by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.
     (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Issuers and the Guarantors will indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The Issuers will pay to the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Collateral Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel.
     (d) The Issuers and the Guarantors will indemnify the Collateral Agent and its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Collateral Agent will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Collateral Agent will cooperate in the defense. The Collateral Agent may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (e) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or Collateral Agent.
     (f) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Agent, in its capacity as Trustee or Collateral Agent, as applicable, except that held in trust to pay principal of, premium on, if any, interest or Special Interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (g) When the Trustee or Collateral Agent, as applicable, incurs expenses or renders services after an Event of Default specified in Section 6.01(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (h) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will provide a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11 Preferential Collection of Claims Against Issuers.
     The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at any time, at its option, by a resolution of the Board of Directors of Great Wolf Resorts set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such Notes when such payments are due from the Funds in Trust referred to in Section 8.04 hereof;
     (2) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.06, 2.07, 2.10 and 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof, clauses (3) and (4) of Sections 5.01(a) and (b) hereof, and Articles 10 and 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7) and (8) hereof will not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding Notes (“Funds in Trust”) on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

     (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
     (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the Funds in Trust (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;
     (6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes being defeased over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and
     (7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, interest or Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Special Interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, interest or Special Interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Collateral Documents, the Notes or the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of this Indenture, the Notes, the Note Guarantees or the Collateral Documents to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated March 30, 2010, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents, which intent may be evidenced by an Officers’ Certificate to that effect;
     (7) to enter into additional or supplemental Collateral Documents;
     (8) to release Collateral in accordance with the terms of this Indenture and the Collateral Documents;
     (9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;
     (10) to allow any Guarantor or additional obligor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
     (11) to add covenants or rights for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or a Guarantor;
     (12) to release a Guarantor as provided in this Indenture;
     (13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
     (14) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture;
     (15) to comply with the rules of any applicable securities depositary; or
     (16) to add additional assets as Collateral or to release Collateral from the Lien or any Guarantor from its Note Guarantee, in each case pursuant to this Indenture, the Collateral Documents when permitted or required by this Indenture or the Collateral Documents.
Section 9.02 With Consent of Holders of Notes.
     (a) Except as provided in Section 9.01 hereof and in paragraphs (b), (c) and (d) of this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.11, 4.12 and 4.17 hereof) and the Notes, the Note Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
     (b) Notwithstanding Section 9.02(a) and Section 9.01 hereof, without the consent of Holders holding an aggregate principal amount equal to at least 66⅔% of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no amendment, supplement or waiver to this Indenture may make any change in the provisions of Section 4.10 hereof that adversely affects the Holders of the Notes in any material respect.
     (c) Notwithstanding Section 9.02(a) and Section 9.01 hereof, without the consent of Holders holding an aggregate principal amount equal to at least 95% of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no amendment, supplement or waiver to this Indenture may (with respect to any Notes held by a non-consenting Holder) release all or substantially all of the Collateral from the Liens securing the Note Guarantees except as contemplated in the Collateral Documents.
     (d) Notwithstanding paragraphs (a), (b) and (c) of Section 9.02, without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except those provisions described in Sections 4.10, 4.11, 4.12 and 4.17 hereof);
     (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
     (5) make any Note payable in currency other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10, 4.11, 4.12 and 4.17 hereof);
     (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment and waiver provisions.
     Upon the request of the Company accompanied by a resolution of the Board of Directors of Great Wolf Resorts authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will provide to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to paragraphs (b), (c) and (d) of this Section 9.02 and Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Note Guarantees.

Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture, the Notes or the Note Guarantees will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee (and the Collateral Agent, if applicable) will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of Great Wolf Resorts approves it. In executing any amended or supplemental indenture or any amendment, supplement or modification of any Collateral Document, the Trustee and the Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment is authorized or permitted by this Indenture.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01 Collateral Documents.
     The performance of all obligations of the Principal Property Subsidiaries, to the Holders of Notes or the Trustee under this Indenture and the Note Guarantees, according to the terms hereunder and thereunder, respectively, are secured by the Collateral as provided in the Collateral Documents, which the Principal Property Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be deemed reasonably necessary, or as may be required by the provisions of the Collateral Documents, in order to effect, reflect, perfect or preserve any security interest or Lien granted to the Collateral Agent under the Collateral Documents. The Issuers will take, and the Company will cause the Principal Property Subsidiaries to take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Principal Property Subsidiaries, under the Note Guarantees, a valid and enforceable perfected first priority Lien in and on all the Collateral (provided, that with respect to the perfection of security interests in any personal property, only to the extent such perfection can be achieved by the filing of financing statements), in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons other than holders of Permitted Collateral Liens and subject to no other Liens other than Permitted Collateral Liens. Notwithstanding any of the foregoing to the contrary, the security interest granted to the Collateral Agent in the Collateral which does not constitute real estate or fixtures will only be perfected to the extent that such security interest is able to be perfected by the filing of financing statements.
Section 10.02 Recording and Opinions.
     (a) The Issuers will furnish to the Trustee simultaneously with the execution and delivery of this Indenture one or more Opinions of Counsel either:
     (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or
     (2) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.
     (b) The Company shall furnish to the Trustee and the Collateral Agent (i) promptly following the Issue Date and (ii) on August 1 of each year, beginning August 1, 2010, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, all UCC financing statements and other recordings necessary to maintain the effectiveness of the Liens and security interests created by this Indenture and the Collateral Documents, and the perfection of such Liens and security interests, have been filed, or stating that, in the opinion of such counsel, no action is necessary to maintain the effectiveness and perfection of such Liens and security interests.
     (c) The Issuers will otherwise comply with the provisions of TIA §314.
Section 10.03 Release of Collateral.
     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Liens and security interests created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided in this Indenture. In addition, upon the request of the Issuers pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale, the Collateral Agent will release (at the sole cost and expense of the Issuers) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuers will apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers’ Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.
     (b) Except as otherwise provided in this Indenture, no Collateral may be released from the Liens and security interests created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the Officers’ Certificate required by this Section 10.03 has been delivered to the Collateral Agent.
     (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.
     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents. Except as otherwise provided in this Indenture, to the extent applicable, the Issuers will comply, or will cause to be complied, with TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities from the Liens and security interests created by the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interests created by the Collateral Documents. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, in which case such certificate or opinion shall be made by an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care. Subject to compliance with this Section 10.03(d), Liens on the Collateral may be released:
     (1) in part, as to assets and properties to be disposed of or transferred or as otherwise permitted, under Section 4.10 or 4.12 hereof;
     (2) in whole or in part, to the extent permitted by a modification of the Indenture, the Collateral Documents or the Guarantees under Section 9.01 or 9.02 hereof;
     (3) in part, as to any asset that becomes an Excluded Asset;
     (4) as provided in the Collateral Documents; and
     (5) in whole, as to all Collateral, upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Special Interest, if any) on, the Notes and all other obligations under this Indenture, the Subsidiary Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Special Interest, if any), is paid or (ii) a Legal Defeasance or Covenant Defeasance under Article 8 hereof or a satisfaction and discharge of the Indenture under Article 12 hereof.
     (e) Notwithstanding anything to the contrary in this Section 10.03, the Issuers will not be required to comply with all or any portion of TIA §314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof made by the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral. In addition, and without limiting the generality of the foregoing, the Principal Property Subsidiaries may, among other things, without any release or consent by the Trustee (and without the delivery of any Officers’ Certificate or any other documents under this Indenture, except as specified in this Section 10.03(e)), but otherwise in compliance with the covenants of this Indenture and the Collateral Documents, conduct ordinary course activities with respect to the Collateral including, without limitation (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens and security interests created by this Indenture or any of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens and security interests created by the Collateral Documents; (iii) surrendering or modifying any franchise, license (other than a license for the relevant Principal Property Subsidiary to use the Great Wolf trade name or trademark) or permit subject to the Liens and security interests created by the Collateral Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing or changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture or the Collateral Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business. The Company must deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of this Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Issuers’ and Principal Property Subsidiaries’ business were not prohibited by this Indenture. Notwithstanding any of the foregoing to the contrary, the Trustee shall execute and deliver to the Issuers all documents reasonably requested to evidence any such releases of Collateral. In addition, in lieu of releasing the Liens created by any of the Mortgages, the Trustee or Collateral Agent will, at the request of the Issuers, to the extent necessary to facilitate future savings of mortgage recording tax in states that impose such taxes, assign such Liens to the applicable Principal Property Subsidiaries’ new lender or collateral agent.
Section 10.04 Certificates of the Issuers.
     The Issuers will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents:
     (1) all documents required by TIA §314(d); and
     (2) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA §314(d).
     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.
Section 10.05 Certificates of the Trustee.
     In the event that the Issuers or Principal Property Subsidiaries wish to release Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(2) hereof, will deliver a certificate to the Collateral Agent setting forth such determination.
Section 10.06 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.
     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) enforce any of the terms of the Collateral Documents; and
     (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers or the Guarantors hereunder or under the Note Guarantees.
     The Trustee, or the Collateral Agent at the Trustee’s direction, will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any Collateral Document or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).
Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
Section 10.08 Termination of Security Interest.
     Upon the full and final payment and performance of all Obligations of the Issuers under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens created by the Collateral Documents.
Section 10.09 Collateral Agent.
     U.S. Bank National Association is appointed as of the date of this Indenture as Collateral Agent for the benefit of the Holders of the Notes and shall initially act as Collateral Agent under this Indenture and the Collateral Documents.
     The Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes, all Liens on the Collateral.
     Except as provided in this Indenture or the Collateral Documents, the Collateral Agent will not be obligated:

     (1) to act upon directions purported to be delivered to it by any Person;
     (2) to foreclose upon or otherwise enforce any Lien; or
     (3) to take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral.
     For the avoidance of doubt, all of the rights, protections and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Collateral Documents.
Section 10.10 Replacement of Collateral Agent.
     The Collateral Agent may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Collateral Agent by so notifying the Issuers and the Collateral Agent in writing and may appoint a successor Collateral Agent with the Issuers’ consent. The Issuers may remove the Collateral Agent if:
     (1) the Collateral Agent is adjudged bankrupt or insolvent;
     (2) a receiver, Custodian or other public officer takes charge of the Collateral Agent or its property; or
     (3) the Collateral Agent becomes incapable of acting.
     If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuers shall promptly appoint a successor Collateral Agent.
     A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuers. Immediately after that and provided that all sums owing to the retiring Collateral Agent provided for in Section 7.7 have been paid, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the lien, if any, provided in Section 7.7, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. A successor Collateral Agent shall mail notice of its succession to each Holder.
     If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Issuers’ cost and expense), the Issuers or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.
     Notwithstanding replacement of the Collateral Agent pursuant to this Section 10.10, the Issuers’ and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Collateral Agent.
Section 10.11 Transfers of Collateral.
     (a) Except as permitted by Sections 4.10 and 9.02(b) hereof, each Principal Property must be held by a Principal Property Subsidiary that is a Subsidiary Guarantor for so long as any Notes are outstanding.

     (b) In the event that the ownership of any Collateral is transferred to a Restricted Subsidiary, such Restricted Subsidiary shall, within ten Business Days after such transfer, grant a security interest in such Collateral equal in all material respects to the grant of the security interest that the former owner of such Collateral granted in favor of the Collateral Agent for the benefit of the Holders. Notwithstanding the foregoing, if such Collateral is transferred or disposed of pursuant to subclauses (a), (c), (h) or (l) of the exceptions from the definition of “Asset Sale” and such transfer or other disposition is otherwise permitted under this Indenture, then the Restricted Subsidiary receiving such Collateral will be under no obligation pursuant to this Section 10.11(b) to grant a security interest in such Collateral to the Collateral Agent or to become a Subsidiary Guarantor pursuant to Section 10.11(a).
ARTICLE 11
NOTE GUARANTEES
Section 11.01 Guarantee.
     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
     (1) the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of their Note Guarantees.
Section 11.02 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03 Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.
Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.
     (a) Except as otherwise provided in Section 11.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (2) either:
     (A) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Documents on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee; or
     (B) such sale or other disposition is otherwise permitted by the applicable provisions of this Indenture, including without limitation, Sections 4.10 and 4.11 hereof.
     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as such Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(A) and (B) of Section 11.04(a) hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuers or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuers or another Subsidiary Guarantor.
Section 11.05 Releases.
     (a) The Note Guarantee of a Subsidiary Guarantor will be released:
     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 or 4.11 hereof;
     (2) in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 or 4.11 hereof and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;
     (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or
     (4) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the indenture as provided in Article 8 or 12 hereof.

     (b) To the extent a Subsidiary Guarantor is released from its Note Guarantee pursuant to this Section 11.05, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Note Guarantee.
     (c) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.
Section 11.06 Contribution by Guarantors.
     All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guarantee. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 11.06, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 11.06), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:
          (1) either:
               (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
               (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, interest and Special Interest, if any, on the Notes to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Make-Whole Redemption Date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the Make-Whole Redemption Date, in the good-faith determination of the Board of Directors of Great Wolf Resorts pursuant to a Board Resolution and as evidenced by an Officers’ Certificate);
     (2) in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
     (3) either Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Special Interest, if any, on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
Section 13.02 Notices.
     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
c/o Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, Wisconsin 53703
Facsimile No.: (608) 661-4701
Attention: General Counsel

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Facsimile No.: (212) 492-0052
Attention: Lawrence G. Wee
If to the Trustee:

U.S. Bank National Association
40 Pearl Street NW, Suite 838
Grand Rapids, Michigan 49503
Facsimile No.: (616) 459-3561
Attention: R. Jason Fry
     The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 13.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 13.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any Obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.08 Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 13.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.
     All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors, except as otherwise provided in Section 5.01 hereof. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Sections 5.01 and 11.05 hereof.
Section 13.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 13.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.14 Conflict with Other Documents.
     In the event of a conflict between (a) this Indenture and (b) the Notes or the Note Guarantees, the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any Collateral Document, the terms and provisions of this Indenture shall control.
Section 13.15 Waiver of Jury Trial.
     EACH OF THE ISSUERS, THE GAURANTORS AND THE TRUSTEE HEREBY IRREOVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
[Signatures on following page]

SIGNATURES
Dated as of April 7, 2010

GWR OPERATING PARTNERSHIP, L.L.L.P.
By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF FINANCE CORP.
By:
Name:
Title:

GREAT WOLF RESORTS, INC.
By:
Name:
Title:

GWR OP GENERAL PARTNER, LLC
By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

BHMH, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GRAPEVINE BEVERAGE, INC.
By:
Name:
Title:

GREAT LAKES SERVICES, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF LODGE OF GRAPEVINE, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF LODGE OF KANSAS CITY, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF LODGE OF PKI, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF LODGE OF TRAVERSE CITY, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Managing Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF LODGE OF WILLIAMSBURG, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF WILLIAMSBURG SPE, LLC
By:	Great Wolf Lodge of Williamsburg, LLC
its Sole Member

By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

MASON FAMILY RESORTS, LLC
By:	Great Wolf Lodge of PKI, LLC
its Sole Member

By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

U.S.BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:
Authorized Signatory

[Face of Note]

[Insert OID legend, if applicable]
CUSIP/CINS
10.875% First Mortgage Notes due 2017

No. ___	$
GWR OPERATING PARTNERSHIP, L.L.L.P.
and
Great Wolf Finance Corp.
promise to pay to                      or registered assigns,
the principal sum of                                                                                                       DOLLARS on April 1, 2017.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Dated:                     , 2010

GWR OPERATING PARTNERSHIP, L.L.L.P.

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:

Name:
Title:

GREAT WOLF FINANCE CORP.

By:

Name:
Title:

A1-1

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:                     , 2010

A1-2

[Back of Note]
10.875% First Mortgage Notes due 2017
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the “Company"), and Great Wolf Finance Corp., a Delaware corporation (together with the Company, the “Issuers"), promise to pay or cause to be paid interest on the principal amount of this Note at 10.875% per annum from                     , ___ until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     , ___. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, interest and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as initial Paying Agent and Registrar. The Issuers may

A1-3

change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.
     (4) Indenture and Collateral Documents. The Issuers issued the Notes under an Indenture dated as of April 7, 2010 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured Obligations of the Issuers. The Note Guarantees by the Principal Property Subsidiaries are secured by a pledge of the Collateral pursuant to the Collateral Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
          (a) At any time prior to April 1, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes but not including any Exchange Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 110.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Great Wolf Resorts that are contributed to the Company; provided that:
     (A) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes, but excluding any Exchange Notes) remains outstanding immediately after the occurrence of such redemption; and
     (B) the redemption occurs within 60 days of the date of the closing of such Equity Offering.
          (b) At any time prior to April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (the “Make-Whole Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
          (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2014.
          (d) On or after April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

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Year	Percentage
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (6) Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
          (a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to make an offer (a “Change of Control Offer”), in accordance with Section 4.17 of the Indenture, to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will provide a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) As provided in Section 4.10 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company consummate a Collateral Asset Sale, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Collateral Excess Proceeds in excess of $10.0 million. Holders of Notes that are the subject of an offer to purchase will receive a Collateral Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
          (c) As provided in Section 4.11 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company consummate a Non-Collateral Asset Sale, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Non-Collateral Excess Proceeds in excess of $10.0 million. Holders of Notes that are the subject of an offer to purchase will receive a Non-Collateral Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
          (d) As provided in Section 4.12 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company experience certain Events of Loss, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Excess Loss Proceeds in excess of $10.0 million. Holders of Notes that are the subject of an offer to purchase will receive an Excess Loss Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that

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redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
     (11) Amendment, Supplement and Waiver. The Indenture, the Notes, the Note Guarantee and the Collateral Documents may be amended or supplemented only as provided in the Indenture.
     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest and Special Interest, if any, on, the Notes; (ii) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries to comply with its obligations under the provisions described under Section 4.17 or Section 5.01 of the Indenture; (iv) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with its obligations under any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Parent Guarantors, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantors, the Company or any of its Restricted Subsidiaries), which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Parent Guarantors, the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) the breach by the Company or any of its Restricted Subsidiaries of any material representation, warranty or agreement in the Collateral Documents for 60 days after notice to the Company by the Trustee or Collateral Agent or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, certain security interest created by the Collateral Documents with regard to the Collateral ceases to be in full force and effect, or the repudiation by the Company or any of its Restricted Subsidiaries of any of their material obligations under the Collateral Documents; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency, as described in the Indenture, with respect to the Parent Guarantors, the

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Company or any of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Parent Guarantors, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Note) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, interest or Special Interest, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 7, 2010, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

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     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
c/o Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, Wisconsin 53703
Attention: General Counsel

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Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                       to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.12 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.11

☐ Section 4.12	☐ Section 4.17
     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.12 or 4.17 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

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[Face of Regulation S Temporary Global Note]

[Insert OID legend, if applicable]
CUSIP/CINS
10.875% First Mortgage Notes due 2017

No. ___	$
GWR OPERATING PARTNERSHIP, L.L.L.P.
and
Great Wolf Finance Corp.
promises to pay to CEDE & CO. or registered assigns,
the principal sum of                                                                                                                           DOLLARS on                                          , 2017.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Dated:                                         , 2010

GWR OPERATING PARTNERSHIP, L.L.L.P.
By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:
Name:
Title:

GREAT WOLF FINANCE CORP.
By:
Name:
Title:

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This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: , 2010

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[Back of Regulation S Temporary Global Note]
10.875% First Mortgage Notes due 2017
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144A(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR AN ACCREDITED INVESTOR PURCHASING FOR ITS

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OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR AN ACCREDITED INVESTOR, RESPECTIVELY, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO INSTITUTIONAL “ACCREDITED INVESTORS” (UNDER RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2) (E) OR (2) (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the “Company"), and Great Wolf Finance Corp., a Delaware corporation (together with the Company, the “Issuers"), promise to pay or cause to be paid interest on the principal amount of this Note at 10.875% per annum from ___, ___, until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ___, ___. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), at the same rate to the extent lawful.
          Interest will be computed on the basis of a 360-day year of twelve 30-day months.

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     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
     (2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, interest and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as initial Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to the Holders of the Notes. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar.
     (4) Indenture and Collateral Documents. The Issuers issued the Notes under an Indenture dated as of April 7, 2010 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Note Guarantees by the Principal Property Subsidiaries are secured by a pledge of the Collateral pursuant to the Collateral Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
          (a) At any time prior to April 1, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes but not including Exchange Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 110.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Great Wolf Resorts that are contributed to the Company; provided that:
          (A) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes, but excluding any Exchange Notes) remains outstanding immediately after the occurrence of such redemption; and

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     (B) the redemption occurs within 60 days of the date of the closing of such Equity Offering.
          (b) At any time prior to April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (the “Make-Whole Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
          (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2014.
          (d) On or after April 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (6) Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) REPURCHASE AT OPTION OF HOLDER.
          (a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to make an offer (a “Change of Control Offer”), in accordance with Section 4.17 of the Indenture, to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will provide a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) As provided in Section 4.10 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company consummate a Collateral Asset Sale, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Collateral Excess Proceeds in excess of

A2-6

$10.0 million. Holders of Notes that are the subject of an offer to purchase will receive a Collateral Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
          (c) As provided in Section 4.11 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company consummate a Non-Collateral Asset Sale, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Non-Collateral Excess Proceeds in excess of $10.0 million. Holders of Notes that are the subject of an offer to purchase will receive a Non-Collateral Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
          (d) As provided in Section 4.12 of the Indenture, after the Issuers or a Restricted Subsidiary of the Company experience certain Events of Loss, the Issuers or such Restricted Subsidiary may be required to redeem the Notes with Excess Loss Proceeds in excess of $10.0 million. Holders of Notes that are the subject of an offer to purchase will receive an Excess Loss Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

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     (11) Amendment, Supplement and Waiver. The Indenture, the Notes, the Note Guarantee and the Collateral Documents may be amended or supplemented only as provided in the Indenture.
     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest and Special Interest, if any, on, the Notes; (ii) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries to comply with its obligations under the provisions described under Section 4.17 or Section 5.01 of the Indenture; (iv) failure by any of the Parent Guarantors, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with its obligations under any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Parent Guarantors, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantors, the Company or any of its Restricted Subsidiaries), which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Parent Guarantors, the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) the breach by the Company or any of its Restricted Subsidiaries of any material representation, warranty or agreement in the Collateral Documents for 60 days after notice to the Company by the Trustee or Collateral Agent or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, certain security interest created by the Collateral Documents with regard to the Collateral ceases to be in full force and effect, or the repudiation by the Company or any of its Restricted Subsidiaries of any of their material obligations under the Collateral Documents; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency, as described in the Indenture, with respect to the Parent Guarantors, the Company or any of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Parent Guarantors, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Note) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, interest or Special Interest, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

A2-8

     (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of April 7, 2010, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement").
     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
c/o Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, Wisconsin 53703
Attention: General Counsel

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Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                       to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.12 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.11

☐ Section 4.12	☐ Section 4.17
     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.12 or 4.17 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note
     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
122 West Washington Avenue
Madison, Wisconsin 53703
[Registrar address block]
     Re: 10.875% First Mortgage Notes due 2017
     Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation, as co-issuers (together, the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ___, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___in such Note[s] or interests (the “Transfer”), to ___ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:

     Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
     in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
122 West Washington Avenue
Madison, Wisconsin 53703
[Registrar address block]
     Re: 10.875% First Mortgage Notes due 2017
(CUSIP [       ])
     Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation, as co-issuers (together, the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in

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compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
GWR Operating Partnership, L.L.L.P.
Great Wolf Finance Corp.
122 West Washington Avenue
Madison, Wisconsin 53703
[Registrar address block]
     Re: 10.875% First Mortgage Notes due 2017
     Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation, as co-issuers (together, the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $                     aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the

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foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:

Name:
Title:
Dated:

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EXHIBIT E
[FORM OF NOTATION OF GUARANTEE]
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 7, 2010 (the "Indenture”), among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation, as co-issuers (together, the "Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]
By:
Name:
Title:

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EXHIBIT G
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of [            ] (or its permitted successor), a [Delaware] [limited liability company] (the “Company”), the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture”), dated as of April 7, 2010 providing for the issuance of 10.875% First Mortgage Notes due 2017 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees [,the Collateral Documents] or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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EXHIBIT E
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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EXHIBIT E
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated:                                         ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

GWR OPERATING PARTNERSHIP, L.L.L.P.
By:	GWR OP General Partner, LLC its General Partner

By:	Great Wolf Resorts, Inc. its Sole Member

By:
Name:
Title:

GREAT WOLF FINANCE CORP.
By:
Name:
Title:

[Existing Guarantors]
By:
Name:
Title:

[Trustee], as Trustee
By:
Authorized Signatory

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